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                                                                     Exhibit 3.3

          STATE OF DELAWARE
         SECRETARY OF STATE
      DIVISION OF CORPORATIONS
      FILED 09:00 AM 08/22/2002
          020533435-3561701

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                            ALPHA COAL SALES CO., LLC

FIRST:      The name of the limited liability company is:

            ALPHA COAL SALES CO., LLC

SECOND:     The address of its registered office in the State of Delaware is:

                        2711 Centerville Road, Suite 400
                        Wilmington, Delaware 19808

            The name of its Registered Agent at such address is:

                  Corporation Service Company

THIRD:      The name and address of the authorized person is:

                  Peggy Doeden
                  Bartlit Beck Herman Palenchar & Scott
                  1899 Wynkoop Street, Suite 800
                  Denver, Colorado  80202

      The undersigned has executed this Certificate of Formation of Alpha Coal Sales Co., LLC on this 22nd day of August 2002.

                                         /s/ Peggy Doeden
                                         Peggy Doeden
                                         Authorized Person